EXHIBIT 99.1

Left Behind Games Inc. – CEO Commentary on Recent Trading

Dear Fellow Stockholders:

Analysis of Recent Trading

As you know, the Company’s stock price and volume shot up Friday on the news of our anticipated test with Wal-Mart. It traded so well, that numerous sources indicate there were more than 60 million shares that traded hands. The purpose of this letter is to inform you that I believe inappropriate naked shorting has occurred as a result of trading by one or more market-makers.

As a level-headed CEO, I always discount the idea of shorting. But, enough shareholders have brought this possibility to my attention.

Fortunately, we have kept detailed records (unaudited) of all shares that have become freely tradable in the past 3.5 years, since we went public. I have attached a copy of that report and as you will see, prior to trading Friday; the company only had 23,958,430 shares in the open market that could be traded. Even if every shareholder was involved in Friday’s trading, which I doubt seriously, every share would have needed to change hands 2.5 times.

Concerned, I filed a complaint with FINRA this morning. They called me back within 1 hour and started their investigation by requiring me to prove the validity of our anticipated test with Wal-Mart. They inquired about our fund raising efforts and asked for the Leading Point agreement to justify the press releases we have announced. Now, it is my belief they are checking to see if they can find any inappropriate shorting. Unfortunately, they also clarified that their investigations are confidential and they will not share their findings with us. During a previous call, they communicated that they do not have the means to verify when a short is covered within a 24 hour period.

Personally, I am appalled that 60 million shares can trade in our stock when only 23.9 million shares are available. It is my opinion that FINRA is useless if they can not resolve this obvious problem for us. The moment inappropriate shorts are forced to cover; it is my opinion the stock price will head back into much higher territory above $1.00, where it was for at least our first year as a public company.

If not, you can bet I’m going to try and raise enough cash to buy every share available to insure our trading price is reflective of true supply and demand, rather than games people play.

Most sincerely,

Troy Lyndon /s

Chief Executive Officer

Inspired Media Entertainment

Left Behind Games Inc.

troy@inspiredmedia.com

(951) 634-5457 Direct

This letter may contain certain “forward-looking statements” that are based on the Company’s current expectations, assumptions, estimates and projections about its business and industry.  various words, including, but not limited to, “may,” “expects,” “plans,” “anticipates,” “intends,” “will or would,” and similar expressions (modified as may be required by the context) are intended to identify “forward-looking statements.”  There can be no assurance that any of such statements will accurately predict future events, and actual results are subject to various risks and uncertainties that could cause the Company’s actual results to differ significantly and materially from those reflected in any forward-looking statements.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements which express the current beliefs and expectations of Left Behind Games’ management, including the expectation of improved sales of the company’s products. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games’ future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of Left Behind Games' Form 10-KSB for the year ended March 31, 2006, which is on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

DATE	FREE TRADING SHARES
02/16/07	20,000
02/16/07	20,000
02/16/07	20,000
02/16/07	20,000
02/16/07	20,000
02/16/07	20,000
02/16/07	20,000
02/16/07	20,000
02/22/07	19,521
03/07/07	30,000
03/07/07	30,000
03/07/07	13,250
03/12/07	10,000
03/12/07	7,931
03/07/07	29,885
03/22/07	28,690
03/22/07	5,977
04/05/07	38,771
04/16/07	10,000
04/16/07	10,000
04/24/07	30,000
05/29/07	30,000
06/07/07	12,500
08/09/07	10,640
10/16/07	20,000
08/24/07	194,225
08/24/07	139,744
08/24/07	30,000
08/24/07	2,989
08/24/07	5,000
08/24/07	59,770
08/24/07	1,135,644
08/25/07	11,954
08/26/07	11,954
08/27/07	5,651
08/28/07	250,000

08/29/07	250,000
08/30/07	250,000
08/31/07	250,000
10/15/07	10,000
08/02/07	1,050,863
08/02/07	1,648,577
08/24/07	34,667
09/11/07	100,000
09/11/07	6,667
09/11/07	5,333
09/11/07	20,920
09/11/07	16,667
09/11/07	203,220
09/20/07	29,885
10/23/07	42,673
10/16/07	27,000
11/06/07	73,000
10/23/07	40,250
11/06/07	296,484
11/06/07	150,000
11/06/07	30,000
12/01/07	40,000
03/05/08	501,000
03/05/08	501,000
03/05/08	11,954
02/21/08	200,000
02/21/08	350,000
03/03/08	20,920
02/29/08	658,230
02/29/08	59,770
02/29/08	298,854
04/14/08	100,000
04/17/08	100,000
05/20/08	10,000
05/23/08	30,000
05/23/08	100,000
05/27/08	125,000
05/27/08	155,000
07/17/08	6,667
07/17/08	5,333
08/05/08	20,000
08/05/08	100,000
08/02/08	4,000,000
08/02/08	25,000
08/02/08	25,000
08/02/08	25,000
08/07/07	133,000

08/07/08	267,000
08/26/08	25,000
08/05/08	151,515
09/02/08	100,000
09/12/08	500,000
09/12/08	150,000
09/12/08	3,000,000
10/01/08	565,000
11/20/08	120,000
01/27/09	10,000
01/27/09	50,000
02/09/09	400,000
02/20/09	29,885
02/17/09	1,000,000
04/30/09	50,000
05/18/09	48,000
05/18/09	120,000
05/26/09	660,000
05/26/09	200,000
05/26/09	2,030,000
TOTAL	23,958,430